Exhibit 99.1

FOR IMMEDIATE RELEASE

Sensus Announces Fiscal Fourth Quarter 2010 Financial Results

Record Revenue and Profitability and New Accounting Standards Adopted

Raleigh, NC (May 7, 2010) – Sensus, a leading technology company providing energy and water utility customers worldwide with innovative conservation products and services, today announced financial results for the fiscal fourth quarter and full-year ended March 31, 2010.

Key Highlights for Fiscal Fourth Quarter 2010, year-over-year improvements

•	Record quarterly revenue of $260 million, up 26 percent;

•	Record quarterly Adjusted EBITDA[1] of $48 million, up 61 percent;

•	Gross profit margin of 31.4 percent, up 430 basis points;

•	Record backlog of $134 million, up $10 million;

•	Record cash on hand of $59 million, up 56 percent;

•	Over 6 million electric, water and gas SmartPoint™ AMI devices shipped to-date.

“We had an outstanding fourth quarter. Building on the momentum generated in the third quarter, we delivered a quarter with an annualized revenue level of more than $1 billion. This is a significant milestone for Sensus,” said Peter Mainz, Chief Executive Officer and President. “Our focused strategy of providing a full range of secure and reliable technologies and applications for all utilities, electric, water and gas, has made Sensus a trusted partner to our customers around the world. We continue to leverage our strong global market position and our broad technology and product portfolio, including new product offerings, such as our two-way water communications and newly launched iPERL™ water management device, to enable conservation of water and energy.”

Fiscal fourth quarter revenue was a record $260 million, an increase of 26 percent compared with the fiscal fourth quarter of 2009. The increase was driven by shipments of the Company’s electric, water and gas SmartPoint AMI devices, of which over 6 million have been shipped to more than 225 utility customers.

Gross profit margin was 31.4 percent, an increase of 430 basis points over the fiscal fourth quarter 2009. Investment in research and development increased to 4.6 percent of revenue from 4.3 percent in the fiscal fourth quarter 2009. Fourth quarter Adjusted EBITDA1 was $48 million, an increase of 61 percent year-to-year. Consolidated net income for the fourth quarter was $8 million, compared with a loss of $10 million for the fiscal fourth quarter 2009.

Fourth quarter backlog was $134 million, an increase of $10 million year-to-year. The Company’s book-to-bill ratio2 was 1.03 to 1; in line with the fiscal fourth quarter 2009.

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Sensus

Revenue Recognition

During the quarter, Sensus elected retrospective adoption of the Financial Accounting Standards Board’s amended accounting standards related to certain revenue recognition for transactions related to multi-element contracts. Adoption of the new standards significantly changes how the Company accounts for certain items, particularly net sales of FlexNet™ AMI systems. Sensus revised financial results from fiscal 2007 through fiscal 2010 in accordance with the new standards and the period-to-period revenue comparisons reflect this revision.

Fiscal Fourth Quarter Earnings Conference Call

A conference call with analysts to discuss these results will be held on May 7, 2010 at 11 a.m. (EDT). To access the conference call, please dial 888-419-5570 (domestic access) or 617-896-9871 (international access) and reference Passcode: 36972043. It is recommended that analysts dial in five to ten minutes prior to the call to allow time for processing participant information. A replay of the call will be available until May 14, 2010, by dialing 888-286-8010 (domestic access) or 617-801-6888 (international access) and referencing Passcode: 60062467.

Retrospective Adoption of Amended Accounting Standards

In October 2009, the Financial Accounting Standards Board ratified Emerging Issues Task Force (EITF) Issue 08-1 and EITF Issue 09-3, resulting in the issuance of accounting standard updates ASU 2009-13 and ASU 2009-14. Sensus elected to adopt the new standards during the fourth quarter of fiscal 2010. The revisions to the Company’s financial statements for the fiscal years ended March 31, 2008 and 2009 resulting from this change in accounting standards will be reflected in the Company’s Form 10-K for the fiscal year ended March 31, 2010. The Form 10-K for the fiscal year ended March 31, 2010 will also include selected quarterly financial schedules reflecting the impact of retrospective adoption of these accounting standards.

The new accounting principles result in the Company’s recognition of substantially all of the revenue and product cost for FlexNet systems when those products are delivered to customers. Under historical accounting principles, the Company was required to account for sales of FlexNet systems over the life of the contracts. Revenue and associated product cost of sales for FlexNet systems were deferred at the time of sale and recognized on a straight-line basis over each contract’s life. This resulted in the deferral of significant amounts of revenue and cost of sales related to FlexNet systems.

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Sensus

The Company retrospectively adopted the new accounting principles as if the new accounting principles had been applied in all prior periods from fiscal 2007 through fiscal 2010. Consequently, the financial results of each quarter through fiscal 2010 have been revised. The Company believes retrospective adoption provides analysts and investors with the most comparable and useful financial information and better reflects the underlying performance of the Company’s business. For additional information, refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

About Sensus

Sensus creates innovative technology solutions that enable the conservation of water and energy. Sensus has led the discovery, development, and implementation of technologies for the energy and water industries for more than a century. Water, gas, and electric utility customers around the world benefit from the Company’s open, flexible products and solutions to help them optimize their resources – today and tomorrow. Headquartered in Raleigh, North Carolina, USA, Sensus serves customers from locations throughout the Americas, Europe, Africa and Asia. For more information, visit www.sensus.com.

FlexNet™, iPERL™ and SmartPoint™ are trademarks of Sensus USA Inc.

All statements in this release, other than historical facts, are made in reliance on the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are subject to change at any time. These statements reflect the Company’s current expectations regarding its financial position, revenues, cash flow and other operating results, business strategy, financing plans, forecasted trends related to the markets in which the Company operates, legal proceedings and similar matters. The Company’s expectations expressed or implied in these forward-looking statements may turn out to be incorrect. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K (SEC File No. 333-113658) for the fiscal year ended March 31, 2009 as filed with the Securities and Exchange Commission on May 15, 2009, include the Company’s susceptibility to macroeconomic downturns in the United States and abroad, conditions in the residential, commercial and industrial construction markets and in the automotive industry, the Company’s dependence on new product development and intellectual property, the Company’s dependence on independent distributors and third-party contract manufacturers, automotive vehicle production levels and schedules, the Company’s substantial financial leverage, debt service and other cash requirements, liquidity constraints and risks related to future growth and expansion. Other important risks that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, the Company’s ability to integrate acquired companies, general economic and business conditions, competition, adverse changes in the regulatory or legislative environment in which the Company operates, customer cancellations and other factors beyond the Company’s control.

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Sensus

Investor Contacts

Jeffrey J. Kyle	James J. Hilty
Chief Financial Officer	Vice President, Business Development
(919) 845-4013	(919) 845-4007
jeff.kyle@sensus.com	jim.hilty@sensus.com

Media Contacts

Rita Simonetta

Director, Corporate Marketing Communications

(919) 376-2672

rita.simonetta@sensus.com

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(1) Non-GAAP Measure

To enhance the comparability and usefulness of its financial information, the Company provides Adjusted EBITDA to describe more fully the results of its underlying business. Adjusted EBITDA is defined as consolidated earnings before interest expense, depreciation and amortization, and income taxes plus (a) restructuring costs, (b) management fees and (c) acquisition-related costs, and adjusted for other nonrecurring items.

Information regarding Adjusted EBITDA is provided because management considers this measure important in evaluating and understanding the Company’s operating and financial performance. Management believes this measure provides useful information for investors in trending, analyzing and benchmarking the performance and value of the business. Internally, Adjusted EBITDA is used in our incentive compensation plans.

Management believes that Adjusted EBITDA provides meaningful supplemental information regarding our performance by adjusting for certain items that may not be indicative of our recurring core operating results. However, this metric for measuring the Company’s financial results may be different from comparable information provided by other companies and should not be used as an alternative to the Company’s operating and other financial measures as determined under U.S. GAAP.

A reconciliation of Adjusted EBITDA to consolidated net income (loss) is set out in the table below (in millions):

	Fiscal Quarter Ended March 31, 2010	Fiscal Quarter Ended March 31, 2009	Fiscal Year Ended March 31, 2010	Fiscal Year Ended March 31, 2009
Consolidated net income (loss)	$7.7	$(10.3)	$(5.0)	$(16.0)
Depreciation and amortization	13.0	11.4	45.5	46.6
Interest expense, net	11.9	9.6	43.6	39.9
Income tax provision	7.0	1.9	7.7	0.7
Restructuring costs	7.2	1.7	25.9	9.9
Management fees	0.8	0.9	3.3	3.1
Goodwill impairment	—	14.4	—	14.4
Acquisition-related costs	0.2	—	1.2	—
Loss on debt extinguishment	—	—	5.9	—
Other nonrecurring items (a)	—	—	—	3.3

Adjusted EBITDA	$47.8	$29.6	$128.1	$101.9

(a)	Represents a nonrecurring, non-cash charge for residual manufacturing overhead costs related to the outsourcing of certain manufacturing activities.

(2) Book-to-bill

Book-to-bill is calculated as orders received during the quarter divided by net sales.

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FISCAL 2010 FOURTH QUARTER AND FISCAL 2010 UNAUDITED GAAP FINANCIAL STATEMENTS

SENSUS (BERMUDA 2) LTD.

CONSOLIDATED BALANCE SHEETS

(in millions, except per share and share data)

(unaudited)

	March 31, 2010	March 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$59.2	$37.9
Accounts receivable:
Trade, net of allowance for doubtful accounts of $1.3 and $1.2, respectively	122.4	112.8
Other	1.9	2.9
Inventories, net	67.0	66.4
Prepayments and other current assets	12.9	11.8
Deferred income taxes	6.9	6.8
Deferred costs	5.1	5.7

Total current assets	275.4	244.3
Property, plant and equipment, net	136.3	131.5
Intangible assets, net	188.0	187.3
Goodwill	453.8	394.5
Deferred income taxes	16.4	18.8
Other long-term assets	25.1	21.9

Total assets	$1,095.0	$998.3

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$115.5	$87.1
Accruals and other current liabilities	115.7	80.7
Current portion of long-term debt	22.7	38.5
Short-term borrowings	4.9	4.9
Income taxes payable	0.3	2.9
Restructuring accruals	12.9	7.3
Deferred revenue	11.6	19.8

Total current liabilities	283.6	241.2
Long-term debt, less current portion	438.3	395.5
Pensions	53.1	44.4
Deferred income taxes	84.5	77.3
Deferred revenue	2.4	1.7
Other long-term liabilities	32.2	27.6

Total liabilities	894.1	787.7
STOCKHOLDER’S EQUITY:
Common stock, par value $1.00 per share, 12,000 shares authorized, issued and outstanding	—	—
Paid-in capital	251.7	245.4
Accumulated deficit	(54.4)	(46.9)
Accumulated other comprehensive (loss) income	(1.5)	0.2

Total stockholder’s equity	195.8	198.7

Noncontrolling interest	5.1	11.9

Total equity	200.9	210.6

Total liabilities and equity	$1,095.0	$998.3

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SENSUS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

(unaudited)

	Fiscal Quarter Ended March 31, 2010	Fiscal Quarter Ended March 31, 2009	Twelve Months Ended March 31, 2010	Twelve Months Ended March 31, 2009
NET SALES	$260.4	$207.0	$865.6	$791.9
COST OF SALES	178.5	150.8	618.4	592.5

GROSS PROFIT	81.9	56.2	247.2	199.4
OPERATING EXPENSES:
Selling, general and administrative expenses	43.5	35.3	153.4	134.0
Restructuring costs	7.2	1.7	25.9	9.9
Amortization of intangible assets	4.1	2.9	13.0	13.5
Loss on debt extinguishment	—	—	5.9	—
Impairment of goodwill	—	14.4	—	14.4
Acquisition-related costs	0.2	—	1.2	—
Other operating expense, net	0.9	0.5	3.4	2.7

OPERATING INCOME	26.0	1.4	44.4	24.9
NON-OPERATING (EXPENSE) INCOME:
Interest expense, net	(11.9)	(9.6)	(43.6)	(39.9)
Other income (expense), net	0.6	(0.2)	1.9	(0.3)

INCOME (LOSS) BEFORE INCOME TAXES	14.7	(8.4)	2.7	(15.3)
PROVISION FOR INCOME TAXES	7.0	1.9	7.7	0.7

CONSOLIDATED NET INCOME (LOSS)	7.7	(10.3)	(5.0)	(16.0)
LESS: NET INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	(0.5)	(0.6)	(2.5)	(2.4)

NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$7.2	$(10.9)	$(7.5)	$(18.4)

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SENSUS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Fiscal Year Ended March 31, 2010	Fiscal Year Ended March 31, 2009
OPERATING ACTIVITIES:
Consolidated net loss	$(5.0)	$(16.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	27.2	26.4
Amortization of intangible assets	13.0	13.5
Amortization of software development costs	5.3	6.7
Amortization of deferred financing costs	3.1	3.1
Deferred income taxes	2.8	(6.6)
Impairment of goodwill	—	14.4
Loss on debt extinguishment	5.9	—
Other non-cash (gain) loss	(1.6)	1.1
Changes in assets and liabilities used in operations, net of effects of acquisitions and divestitures:
Trade accounts receivable	(7.3)	(13.0)
Inventories	1.2	2.0
Other current assets	0.2	(1.0)
Accounts payable, accruals and other current liabilities	34.4	19.9
Income taxes payable	(2.2)	3.0
Deferred revenue less deferred costs primarily from long-term AMI electric and gas contracts	(7.5)	10.3
Other	3.3	(3.1)

Net cash provided by operating activities	72.8	60.7
INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(33.7)	(26.7)
Purchases of intangible assets	(6.7)	(1.2)
Software development costs	(7.9)	(8.8)
Business acquisitions	(20.5)	(5.9)
Proceeds from sale of assets	4.5	0.2

Net cash used in investing activities	(64.3)	(42.4)
FINANCING ACTIVITIES:
Decrease in short-term borrowings	—	(1.0)
Proceeds from debt issuance	35.0	—
Principal payments on debt	(8.0)	(14.7)
Debt issuance costs	(8.8)	—
Purchase of noncontrolling equity interest	(6.0)	—

Net cash provided by (used in) financing activities	12.2	(15.7)
Effect of exchange rate changes on cash	0.6	(2.3)

INCREASE IN CASH AND CASH EQUIVALENTS	21.3	0.3
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	$37.9	$37.6

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$59.2	$37.9

SUPPLEMENTAL DISCLOSURES OF CASH FLOW:
Cash paid during the period for:
Interest	$38.9	$36.2

Income taxes, net of refunds	$6.7	$3.6

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SENSUS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Fiscal Quarter Ended March 31, 2010	Fiscal Quarter Ended March 31, 2009
OPERATING ACTIVITIES:
Consolidated net income (loss)	$7.7	$(10.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7.7	7.3
Amortization of intangible assets	4.1	2.9
Amortization of software development costs	1.2	1.2
Amortization of deferred financing costs	0.8	0.7
Deferred income taxes	11.3	(6.7)
Impairment of goodwill	—	14.4
Other non-cash (gain) loss	(1.0)	0.9
Changes in assets and liabilities used in operations, net of effects of divestitures:
Trade accounts receivable	(26.8)	(10.3)
Inventories	5.6	7.9
Other current assets	(0.7)	(3.1)
Accounts payable, accruals and other current liabilities	39.1	24.2
Income taxes payable	(6.2)	6.9
Deferred revenue less deferred costs primarily from long-term AMI electric and gas contracts	0.4	7.9
Other	0.5	(5.3)

Net cash provided by operating activities	43.7	38.7
INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(11.6)	(9.4)
Purchases of intangible assets	—	(0.8)
Software development costs	(1.8)	(3.0)
Proceeds from sale of assets	4.5	(1.3)

Net cash used in investing activities	(8.9)	(14.5)
FINANCING ACTIVITIES:
Increase (decrease) in short-term borrowings	0.4	(10.3)
Principal payments on debt	(7.6)	(3.0)

Net cash used in financing activities	(7.2)	(13.3)
Effect of exchange rate changes on cash	(0.4)	(0.6)

INCREASE IN CASH AND CASH EQUIVALENTS	27.2	10.3
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$32.0	$27.6

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$59.2	$37.9

SUPPLEMENTAL DISCLOSURES OF CASH FLOW:
Cash paid during the period for:
Interest	$6.0	$3.7

Income taxes, net of refunds	$1.7	$1.0

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